UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2019

Post Holdings, Inc.

(Exact name of registrant as specified in its charter)

Missouri	001-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2503 S. Hanley Rd. St. Louis Missouri		63144
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 644-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	POST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 11, 2019, Post Holdings, Inc. (the “Company” or “Post”) (i) entered into a $1,225.0 million Bridge Facility Agreement among the Company, as borrower, certain subsidiaries of the Company, as guarantors, each lender from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and Morgan Stanley Senior Funding, Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Loan Funding LLC, Goldman Sachs Bank USA, and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint physical bookrunners (the “Bridge Loan Facility”), and (ii) borrowed $1,225.0 million under the Bridge Loan Facility (the “Bridge Loan”). Also on October 11, 2019, the Company and certain of its subsidiaries entered into a Guarantee and Collateral Agreement with Morgan Stanley Senior Funding, Inc., as administrative agent for the lenders from time to time parties to the Bridge Loan Facility (the “GCA”).

The Bridge Loan bears interest at a rate per annum equal to (i) for the period from and including October 11, 2019 to but excluding October 21, 2019, the Eurodollar Rate (as such term is defined in the Bridge Loan Facility) plus 450 basis points, (ii) for the period from and including October 21, 2019 to but excluding October 25, 2019, the Eurodollar Rate plus 500 basis points, (iii) for the period from and including October 25, 2019 to but excluding February 8, 2020, 12.00% and (iv) for the period from and including February 8, 2020 to but excluding the maturity date, 12.25%. Payments of interest on the Bridge Loan are due on October 21, 2019, October 25, 2019, December 31, 2019 and the last day of each quarter thereafter until maturity. The Bridge Loan Facility matures on August 23, 2024. Under the GCA, Post’s guarantor subsidiaries guarantee Post’s payment and performance obligations under the Bridge Loan Facility.

The Bridge Loan Facility was entered into in connection with the previously announced initial public offering of BellRing Brands, Inc. (the “IPO”) and the formation transactions to be undertaken by Post, BellRing Brands, Inc. and BellRing Brands, LLC (formerly known as Dymatize Holdings, LLC) in connection with the IPO (the “Formation Transactions”). Upon completion of the IPO and the Formation Transactions, the entities comprising Post’s Active Nutrition Business (generally, the combination of the Company’subsidiaries Premier Nutrition Company, LLC (formerly Premier Nutrition Corporation), Dymatize Enterprises, LLC and Active Nutrition International GmbH, which together provide protein shakes and other ready-to-drink beverages, powders and nutrition bars) will become the direct or indirect subsidiaries of BellRing Brands, LLC.

On the day the IPO is completed, BellRing Brands, LLC will enter into an assignment and assumption agreement with Post and the administrative agent (on behalf of the lenders) under the Bridge Loan Facility pursuant to which (i) BellRing Brands, LLC will become the borrower under the Bridge Loan, and Post and its subsidiary guarantors (which will not include BellRing Brands, LLC or its subsidiaries) will be released from their respective obligations thereunder, (ii) the domestic subsidiaries of BellRing Brands, LLC will continue to guarantee the Bridge Loan and (iii) the obligations of BellRing Brands, LLC under the Bridge Loan will become secured by a first priority security interest in substantially all of the assets of BellRing Brands, LLC and in substantially all of the assets of its subsidiary guarantors. Post will retain the net cash proceeds of the Bridge Loan. It is expected that the Bridge Loan will be repaid in full by BellRing Brands, LLC with the net proceeds of the IPO and the net proceeds of BellRing Brands, LLC’s borrowings under the debt facilities (the “BellRing Facilities”) described in BellRing Brands, Inc.’s registration statement on Form S-1 for the IPO, as amended.

Following the assumption by BellRing Brands, LLC of the Bridge Loan Facility, Post intends to use the cash proceeds of the Bridge Loan (after deducting fees and expenses) to repay a portion of the existing term loan under Post’s existing credit agreement.

The foregoing summary of the Bridge Loan Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Bridge Loan Facility and the GCA, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)

The information set forth above in Item 1.01 regarding the Bridge Loan Facility is hereby incorporated into this Item 2.03(a) by reference.

Item 7.01	Regulation FD Disclosure.

The following is a summary of expected terms of the BellRing Facilities described above in Item 1.01. While a final determination as to whether to enter into the BellRing Facilities, and the terms and conditions of the BellRing Facilities, will be made by the board of managers of BellRing Brands, LLC after completion of the IPO, it is expected that the BellRing Facilities will consist of a revolving credit facility with approximately $200.0 million borrowing capacity and an approximately $700.0 million term loan facility, with BellRing Brands, LLC expected to borrow approximately $700.0 million under the term loan facility and approximately $73.0 million under the revolving credit facility. It is further expected that the term loan under the BellRing Facilities will bear interest at either, at BellRing Brands, LLC’s option, a LIBOR rate or a base rate, as those terms are defined in the BellRing Facilities, plus an applicable margin of 5.00% for LIBOR loans or 4.00% for base rate loans, and will require scheduled annual amortization payments equal to 5.00% of the original principal amount of the term loans, payable quarterly (commencing on March 31, 2020), with the balance to be paid at maturity on October 21, 2024. Also, it is expected that that the revolving credit facility will bear interest at either, at BellRing Brands, LLC’s option, a LIBOR rate or a base rate, as those terms are defined in the BellRing Facilities, plus an applicable margin that will vary within a range of 3.75% to 4.25% for LIBOR loans or 2.75% to 3.25% for base rate loans, based upon BellRing Brands, LLC’s secured net leverage ratio and will mature on October 21, 2024. The BellRing Facilities are expected to contain a covenant requiring BellRing Brands, LLC to maintain a total net leverage ratio of not greater than 6.0 to 1.0, as measured at the end of any fiscal quarter, commencing with the first full fiscal quarter after the closing date for the BellRing Facilities.

The information contained above under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Forward-Looking Statements

Forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, are made throughout this report. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may,” “would” or the negative of these terms or similar expressions elsewhere in this report. Such statements are based on management’s current views and assumptions, and involve risks and uncertainties that could affect expected results. Those risks and uncertainties include but are not limited to those described in the Company’s filings with the Securities and Exchange Commission.

You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to changes in our expectations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1

Bridge Facility Agreement, dated as of October 11, 2019, by and among Post Holdings, Inc., certain subsidiaries of Post Holdings, Inc., as guarantors, the institutions from time to time party thereto as lenders, Morgan Stanley Senior Funding, Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Loan Funding LLC, Goldman Sachs Bank USA, and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint physical bookrunners, and Morgan Stanley Senior Funding, Inc., as administrative agent

10.2	Guarantee and Collateral Agreement, dated as of October 11, 2019, by and among Post Holdings, Inc., certain of its subsidiaries and Morgan Stanley Senior Funding, Inc., as administrative agent

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 11, 2019	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary